UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

ARCUTIS BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2945 Townsgate Road, Suite 110
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (805) 418-5006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2020, Arcutis Biotherapeutics, Inc. (“Arcutis” or the “Company”) entered into a Supply Agreement (the “Supply Agreement”) with Interquim, S.A. (“Interquim”) for the manufacture and supply of Roflumilast, the active pharmaceutical ingredient (API) in ARQ-151 and ARQ-152. Pursuant to the terms of the Supply Agreement, Interquim has agreed to manufacture and supply the API in accordance with specifications and quality standards established by the parties and the Company has agreed to purchase from Interquim no less than ninety percent (90%) of its annual API requirements. The initial term of the Supply Agreement is five (5) years commencing on the effective date of the Agreement, subject to extension based on certain regulatory determinations, and will automatically renew for successive one (1) year terms unless earlier terminated. The Supply Agreement may be terminated by either party upon sixty (60) days written notice of an uncured material breach. The Company may also terminate the Supply Agreement with six (6) months’ written notice in the event it decides to discontinue use of the formulation using the API.

The Supply Agreement contains, among other provisions, representation and warranties, indemnification obligations, confidentiality, audit and inspection, and intellectual property sharing provisions in favor of each party that are customary for an agreement of this nature.

The foregoing summary of the material terms of the Supply Agreement is qualified in its entirety by the terms of the Supply Agreement, which will be filed as an exhibit to the Company’s Annual Report of the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: January 15, 2021	By:	/s/ John W. Smither
John W. Smither
Chief Financial Officer